Exhibit 16.1

February 25, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 6-K dated February 25, 2025, of Lytus Technologies Holding PTV. Ltd., (the “Company”) to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Pipara & Co LLP

Pipara & Co LLP

Ahmedabad, India